Exhibit 10.25





                                AGREEMENT FOR THE

                                SALE AND PURCHASE

                                    OF DEBTS




                                     BETWEEN




                                 ELCOM GROUP LTD


                                       AND


                      DEUTSCHE FINANCIAL SERVICES (UK) LTD

                      DEUTSCHE FINANCIAL SERVICES (UK) LTD.
                       AGREEMENT FOR THE SALE AND PURCHASE
                                    OF DEBTS


PARTICULARS

1.       PARTIES: 1.1      DFS:    Deutsche Financial Services (UK)
                                   Limited.
                           Of:     1 Station View
                                   Guildford
                                   Surrey
                                   GU1 4JY

                                    Incorporated in England and Wales
                                    with official number 2549477

                                       AND

                   1.2  The Client:  Elcom Group Ltd
                                Of:  Elcom House
                                     Langley Business Centre
                                     Langley
                                     Berkshire
                                     SL3 8YR

                                    Incorporated in England and Wales
                                    with official number 297666

1.2 DATE: This Agreement is made on the day that the last of either DFS or the Client executes it.

1.3 The Commencement date shall be 3rd December 1997 and the Minimum Period of this Agreement shall be 12 months, provided that if the financing agreement between Catalink Direct Inc and Catalink Direct (Pennsylvania) Inc and Deutsche Financial Services Corporation (the "US Agreement") terminates, then the minimum period shall end on the date that such termination takes effect. (Condition 2.1)

1.4 The Client and DFS must give at least 6 months written notice to the other at any time to terminate this Agreement or such shorter period as may be permitted for the giving of notice to terminate the US Agreement. ("the Minimum Notice Period") (Condition 2.1)

1.5      This Agreement  shall apply to the following Debts or classes of Debts:
         All Debts arising from Goods supplied .
          (Condition 3.1)

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1.6       Permitted Countries: The United Kingdom and the other member states of the European Union as at the date hereof and Switzerland and Norway. (Definition of "Permitted Contract").

1.7 The Client's maximum Terms of Payment are 60 Days from invoice date. (Definition of "Terms of Payment" and Condition 10.2(i)).

1.8      The Business of the Client and the Subsidiaries is:
         The supply, sale and distribution of computer and related equipment and the provision of related services.
         (Definition of Permitted Contract and Condition 20.1(viii)).

1.9 The prepayment in respect of each Scheduled Approved Debts shall be an amount equal to 85% (eighty five per cent) of the Net Value of each Scheduled Approved Debt. (Conditions 5.4(i) and (ii) and 5.6(i))

1.10     The Concentration Percentage shall be 20%.
         (Definitions of "Concentration Percentage" and  "Ineligible Debt").

1.11 The Funding Limit shall be (pound)30,000,000 (Thirty Million Pounds). (Condition 5.6(i)(b)).

1.12     The Administration Fee shall be (pound)6,000 per month.  (Condition 6.1
         (i)).

1.13 The Discounting Charge shall be 1.25% ( one and one quarter per cent) above the Base Rate of National Westminster Bank plc from time to time in force.
         (Condition 6.1 (ii)).

1.14     The Reporting Date shall be 15 days from month end.
         (Condition 7.6)

1.15 The Recourse Period shall be 90 days from the Invoice Date. (Condition 11.1(i))

PURPOSE

2. This Agreement is for the sale by the Client and the purchase by DFS of those Debts to which this Agreement applies.

INCORPORATION OF CONDITIONS

3. This Agreement incorporates DFS' Standard Terms and Conditions for the Purchase of Debts ("the Conditions") which have been supplied to the Client and are signed for identification purposes on behalf of both parties. Reference to the "Agreement" here and in the Conditions shall include both this document and the Conditions. The terms set out in this document and the Conditions are the only terms agreed between the

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         Client and DFS.  Certain  words and  phrases  with  initial  letters in capitals have special  meanings  which are explained in Condition 1. In
         the  event  of  any   inconsistency   between  this  document  and  the
         Conditions, the Conditions shall prevail.

SALE AND PURCHASE OF DEBTS

4. Subject to the terms of this Agreement, the Client agrees to sell and DFS agrees to purchase all of the Debts to which this Agreement applies and their Related Rights arising under Contracts of Sale entered into by the Client with its Customers which shall be in existence on the Commencement Date or which shall arise during the currency of this Agreement.

THE PARTICULARS

5. The Particulars, which apply to this Agreement are those set out above. The Conditions referred to in parentheses in the Particulars indicate where, inter alia, such Particulars apply to the Conditions.

ABSENCE OF NOTICE OF ASSIGNMENT

6. Until notice from DFS to the Client, which notice may be given at any time following a Termination Event for so long as the same is continuing unremedied and unwaived, neither DFS nor the Client shall give notice to Customers of the assignment of Debts. However, on request by DFS, following a Termination Event for so long as the same is continuing unremedied and unwaived (whether or not the Client's agency referred to in Clause 7 below shall have been terminated) the Client shall promptly give notice, in such form as DFS may reasonably require, to all or any of its Customers of the assignment to DFS of the Debts.

 CLIENT TO ACT AS AGENT TO PROCURE COLLECTION OF DEBTS

7.1 Until further notice from DFS to the contrary, the Client is appointed to act as the collection agent in respect of Debts vested in DFS. The Client hereby accepts such appointment.

7.2 As DFS' collection agent the Client shall collect and attempt to enforce payment of all sums due in respect of Debts as and when they become due and administer the accounts of and render statements to Customers at the Client's cost and expense, subject at all times to DFS' right in its reasonable discretion to direct and control such activities.

7.3 In performing the functions and duties as the collection agent of DFS, the Client shall exercise the same care that the Client would exercise in the collection of Debts for its own account, which standard of care shall not be less than the standard of care prevalent in the industry in which the Client engages.

7.4 DFS may request from time to time information relating to all Debts and Client will promptly provide DFS with any information reasonably requested. If DFS appoints

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          another  person  as  the  collection   agent,   DFS  may  make  credit
          adjustments for the Client's account.

7.5 In no event shall the Client knowingly take any action that would make DFS a party to any litigation without DFS' express prior written consent.

7.6 DFS may at any time following a Termination Event, for so long as the same is continuing unremedied and unwaived, terminate the Client's functions as the collection agent by delivery to the Client of a written notice of such termination. Upon such termination, and without limitation:

         (i) DFS, or a third party designated by DFS, shall administer the administrative, servicing and collection functions with respect to Debts vested in DFS to the standard of a reasonable and prudent purchaser of Debts, and

         (ii) DFS shall, at any time thereafter, be entitled to notify Customers to make payment of amounts due thereunder directly to DFS at an address designated by DFS or to such third party or a bank or other recipient as may be designated by DFS; and

         (iii) The Client will pay all reasonable costs and expenses, legal or otherwise, incurred or payable by DFS thereafter in maintaining the Customers accounts or in exercising its rights under Condition 17 in respect of Debts and of enforcing Related Rights.

7.7 The Client will not hold itself out as DFS' agent for any other purpose. The Client will not appoint any other person as agent for the collection of Debts (including external debt collection agents or lawyers) without DFS' prior approval, such approval not to be unreasonably withheld or delayed provided that the Client shall be entitled to appoint such an agent in circumstances where:-

          (i) the aggregate indebtedness in respect of which all such agents have been appointed is less than (pound)50,000; or

         (ii) the Debt or Debts in question have been outstanding for 90 days or more after the relevant Invoice Date(s).

         Whilst such agency subsists Conditions 17.1 to 17.3 inclusive will not be enforced by DFS and Condition 17.5 will only be used without referring to DFS by name.

ACCOUNTS

8. Until further notice from DFS, the Client will maintain accounts in the names of each Customer to which Debts at their Scheduled value shall be debited and their respective Collections shall be credited. The Client will supply up to date copies of such accounts to DFS at any time upon request. Each day the Client will send DFS a list showing all Collections from Customers on that day. The Client will allocate such Collections to the accounts of Customers.

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POWER OF ATTORNEY

9.1 As security for the performance of the Client's obligations, the Client irrevocably appoints DFS, its Directors, its Company Secretary and every Manager of DFS jointly and each of them severally to be the Client's attorney, both during and after termination of the Agreement however occurring and until all monies due to DFS have been paid and all obligations of the Client to DFS have been discharged. The power of attorney granted pursuant to this Clause 9 shall only be used for the purpose of perfecting DFS' title to any Debt or its Related Rights,to obtain payment of Debts and to secure performance of any of the Client's obligations under the Agreement or otherwise or to Customers.

9.2 By such irrevocable appointment DFS may at any time (but subject as provided in clause 9.1):

         (i) execute or sign deeds and documents (including assignments); (ii) obtain payment of Debts; (iii) complete, deal with or endorse cheques and other instruments and remittances; (iv) institute, conduct or defend proceedings; (v) settle the Client's indebtedness to DFS or to Customers;
         (vi) perform such other lawful acts as DFS may in its reasonable discretion consider necessary or expedient.

9.3 The Client irrevocably authorises DFS to allow any assignee of DFS to perform any of the acts set out in Clause 9.2.

9.4 The Client agrees to ratify anything lawfully done by any attorney, or agent under the powers set out above.


UNDERSTANDING

10.      The Client acknowledges:

         (i)      having read and understood the Agreement; and
         (ii) having had the opportunity before signing to take independent legal advice as to the rights and obligations of the Client and DFS under this Agreement.

ASSIGNMENT BY SUBSIDIARIES

11. It is acknowledged by the Client and DFS that each of the Client's subsidiary companies listed below (each of which is called a "Subsidiary") has assigned or has agreed to assign to the Client the debts due and to become due by each such subsidiary's customers together with their related rights ("Subsidiaries' Debts") and has permitted to the Client to discount and assign such debts to DFS. In consideration of the Client accounting for the net proceeds of them to each Subsidiary, DFS

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         has agreed  that  Subsidiaries'  Debts  shall be sold by the Client and purchased by DFS in accordance with the terms of this Agreement and its conditions.

                                THE SUBSIDIARIES

         Data Supplies Limited              -        Company Number 1645676
         AMA (UK) Limited..                 -        Company Number 2419522
         Portable Computers Limited         -        Company Number 2448018
         Elcom Information Services Limited -        Company Number 2834456

12. Accordingly this Agreement and its Conditions shall be treated as having been amended mutatis mutandis. Without affecting the generality of the foregoing. DFS will not keep separate accounts for each Subsidiary and shall treat the Client as the only party to whom it has any obligations.

CONDITIONS PRECEDENT

13. Prepayments will not be available until:

         (i) Elcom International Inc and Catalink Direct Inc have each entered into a collateralised guarantee with DFS in an agreed form;

         (ii) Elcom International Inc and Catalink Direct Inc have executed and have delivered to DFS, UCC financing statements which evidence DFS' security interest in the collateral set forth in the collateralised guarantees referenced above in (i);

         (iii) Each of the Subsidiaries and Elcom Holdings Limited, Prophet Group Limited, Able Computer Distribution Limited, Portable Computers Limited, DS Datacare Limited, Elite Computer Distribution Limited, Rapid Recall Limited, and Elcom Information Services Limited have given guarantees to DFS in respect of the Client's obligations hereunder and passed and carried into effect such resolutions in respect thereof as DFS may reasonably require;

         (iv) Each of the Subsidiaries and the Client have entered into charges over non-vesting debts in DFS' favour;

         (v) Each of the Subsidiaries have entered into an Agency Agreement with the Client and DFS;

         (vi) Trust Bank Accounts as specified by DFS have been opened.

To indicate their respective intentions to be bound by the terms of this document it has been duly executed as a deed on behalf of DFS and the Client.

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SIGNED and DELIVERED as a Deed on...        )
behalf of ELCOM GROUP LIMITED               )
                                            )
on 3rd December 1997                        )
                                            )
by (insert full name of Director)           )
                                            )
Kevin P. Thackrah                           ) /s/ Kevin P. Thackrah
Director                                    )  Signature of Director
                                            )
and by (insert full name of                 )
(Company Secretary)                         )
                                            )
Kevin Morrison                              ) /s/ Kevin Morrison
                                            )  Signature of Company Secretary
DEUTSCHE FINANCIAL SERVICES (UK) LTD.

SIGNED and DELIVERED as a Deed on           )
behalf of DEUTSCHE FINANCIAL SERVICES       )
(UK) LTD. on 3rd December 1997              )
by                                          )
Full Names:  William Nolin                  ) /s/ William Nolin
(Director)                                  )  Signature of Director
and by                                      )
Full Names:  Nigel W. Pearson               ) /s/ Nigel W. Pearson
(Company Secretary)                         ) Signature of Company Secretary

*Delete as applicable.